Exhibit 10.10

THIS EXPENSE ADVANCEMENT AGREEMENT (this “Agreement”), dated as of [_________], 2014, is made and entered into by and among Terrapin 3 Acquisition Corporation, a Delaware corporation (the “Company”), and Apple Orange LLC, MIHI LLC, Noyac Path LLC and Periscope LLC (collectively, the “Sponsors”).

RECITALS

WHEREAS, the Company is engaged in an initial public offering (the “Offering”) pursuant to which the Company will issue and deliver up to 21,275,000 units (the “Units”) (including up to 2,775,000 Units subject to an over-allotment option granted to the underwriters of the Offering), with each Unit comprised of one share of Class A common stock, par value $0.0001 per share (the “Common Stock”), of the Company and one warrant, each warrant exercisable to purchase one-half of one share of Common Stock at $5.75 per half share ($11.50 per whole share), subject to certain adjustments (each, a “Warrant,” and collectively, the “Warrants”);

WHEREAS, the Company has filed with the Securities and Exchange Commission a registration statement on Form S-1, No. 333-196980 (the “Registration Statement”) for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Units, and the Warrants and Common Stock underlying the Units, including a prospectus (the “Prospectus”);

WHEREAS, the gross proceeds of the Offering will be deposited in a trust account (the “Trust Account”) at J.P. Morgan Chase Bank, N.A. and managed by Continental Stock Transfer & Trust Company, as trustee, as described in the Registration Statement and the Prospectus; and

WHEREAS, the Sponsors desire to enter into this Agreement in order to facilitate the Offering and the other transactions contemplated in the Registration Statement and the Prospectus, including any merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination by the Company with one or more businesses (a “Business Combination”).

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           (a)         From time to time, as may be requested by the Company, the Sponsors agree to advance to the Company up to $1,000,000 in the aggregate, allocated in accordance with Schedule I hereto, in each instance pursuant to the terms of the form of promissory note attached as Exhibit A hereto (the “Note”), as may be necessary to fund the Company’s expenses relating to investigating and selecting a target business and other working capital requirements following the Offering and prior to any potential Business Combination.

(b)          The Sponsors represent to the Company that they are capable of making such advances, collectively, to satisfy their obligations under clause (a) of this Section 1.

(c)          Notwithstanding anything to the contrary herein or in the Note, Sponsors hereby waive any and all right, title, interest or claim of any kind ("Claim") in or to any distribution of the Trust Account in which the proceeds of the Offering, as described in greater detail in the Registration Statement and the Prospectus, will be deposited, and hereby agree not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever; provided, however, that if the Company completes its Business Combination, the Company shall repay such loaned amounts out of the proceeds released to the Company from the Trust Account.

2.            This Agreement, together with the Note, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

3.            No party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and each of his or its heirs, personal representatives, successors and assigns.

4.            Any notice, statement or demand authorized by this Agreement shall be sufficiently given (i) when so delivered if by hand or overnight delivery, (ii) the date and time shown on a telefacsimile transmission confirmation, or (iii) if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid. Such notice, statement or demand shall be addressed as follows:

If to the Company:

Terrapin 3 Acquisition Corporation

590 Madison Avenue

35th Floor

New York, NY 10022

Attn: Nathan Leight

Facsimile: (212) 710-4105

with a copy in each case (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attn: Stuart Neuhauser, Esq.

Facsimile: (212) 370-7889

If to the Sponsors:

[________________]

with a copy in each case (which shall not constitute notice) to:

[________________]

5.          This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6.          This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

7.          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parities hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

TERRAPIN 3 ACQUISITION
CORPORATION, a Delaware corporation

By:
Name:
Title:

[SPONSORS]

By:
Name:
Title:

Schedule I

Allocation

Exhibit A

Promissory Note